EXHIBIT 23.6

METROPOLITAN EDISON COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-153608-02) of Metropolitan Edison Company of our reports dated February 18, 2010 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Cleveland, OH
February 18, 2010